UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2012

Commission File Number 333-148297
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Pinnacle Foods Finance LLC
(Exact name of registrant as specified in its charter)
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Delaware	20-8720036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Pinnacle Foods Finance LLC (the “Company”) intends to seek an amendment to its senior secured credit facilities to permit the issuance of a new $450 million term loan facility under its senior secured credit facilities which, along with available cash, will be used to redeem $150 million aggregate principal amount of the Company's 9.25% Senior Notes due 2015 (the “Notes”), co-issued by Pinnacle Foods Finance Corp., and prepay $300 million of the Company's currently outstanding Initial Term Loans due April 2, 2014 under its senior secured credit facilities. The effectiveness of the amendment is subject to certain conditions.
The Company today issued a notice pursuant to the Indenture governing the Notes that it intends to redeem $150 million aggregate principal amount of the Notes on September 20, 2012. The Notes, which have an outstanding principal balance of $615 million, will be redeemed at a redemption price equal to 102.313% of the aggregate principal amount plus accrued and unpaid interest to the redemption date. The Company's obligation to pay the redemption price on the redemption date is conditioned upon the completion of a debt financing entered into for the purpose of refinancing the Notes and the receipt prior to the redemption date by the Company of the net proceeds therefrom in an amount at least equal to the aggregate redemption price.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this current report on Form 8-K, the words “intends,” “seek” and “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS FINANCE LLC

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	August 21, 2012

Date: August 21, 2012